UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 26, 2007

NEUROMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	000-50856	04-3308180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

62 Fourth Avenue
Waltham, Massachusetts  02451
(Address of Principal Executive Offices)  (Zip Code)

(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

Item 2.01.                  Completion of Acquisition or Disposition of Assets.

On December 26, 2007, NeuroMetrix, Inc. (the “Company”), EyeTel Imaging, Inc., a Delaware corporation (“EyeTel”), and EyeTel Reading Center, LLC, a Maryland limited liability company and a wholly-owned subsidiary of EyeTel (the “Subsidiary”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”).  EyeTel and the Subsidiary are engaged in the business of designing, developing, and commercializing proprietary technology and services that help physicians to diagnose the leading causes of preventable blindness:  age-related macular degeneration, glaucoma and diabetic retinopathy.  Pursuant to the terms of the Asset Purchase Agreement, the Company acquired substantially all of the assets of EyeTel and the Subsidiary on December 26, 2007 (the “Acquisition”) for an aggregate purchase price of $175,000, 1,050,297 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share, and the assumption of certain liabilities of EyeTel.

In October 2006, the Company entered into an exclusive seven-year licensing agreement with EyeTel. The agreement granted the Company an exclusive license to market, brand, and sell EyeTel’s DigiScope® throughout the primary diabetes care physician market. The DigiScope, developed in collaboration with the Wilmer Eye Institute at Johns Hopkins, is an FDA-cleared diagnostic device that primary diabetes care physicians can use for the early detection of diabetic retinopathy.

In connection with the issuance of the Shares, the Company entered into a Registration Rights Agreement with certain persons described in the Asset Purchase Agreement, pursuant to which the Company agreed to register the Shares for resale with the U.S. Securities and Exchange Commission prior to April 4, 2008.

The description of the Asset Purchase Agreement and contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 3.02.                  Unregistered Sales of Equity Securities.

As described under Items 1.01 and 2.01 of this Current Report on Form 8-K, on December 26, 2007, the Company issued or agreed to issue the Shares as part of the total consideration for the Acquisition. The Shares were issued or will be issued by the Company in a private placement in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder (“Regulation D”) as the Shares were issued or will be issued to “accredited investors” as defined by Regulation D.

Item 9.01.      Financial Statements and Exhibits.

(a)            Financial Statements of Businesses Acquired.

Financial statements will be filed as necessary by amendment within the required period.

(b)           Pro Forma Financial Information.

Pro forma financial information will be filed as necessary by amendment within the required period.

(d)           Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of December 26, 2007, by and among NeuroMetrix, Inc., EyeTel Imaging, Inc. and EyeTel Reading Center, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Dated: December 28, 2007	By:	/s/ Shai N. Gozani, M.D., Ph.D.
Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of December 26, 2007, by and among NeuroMetrix, Inc., EyeTel Imaging, Inc. and EyeTel Reading Center, LLC